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                                     May 9, 1997



Board of Directors
Monarch Bancorp
30000 Town Center Drive
Laguna Niguel, California  92677


Ladies and Gentlemen:

    Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person who will become a director of Monarch Bancorp, a California corporation (the "Company"), in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"), and to the filing of this consent as an exhibit to such Registration Statement.


                                            Very truly yours,


                                            /s/ William H. Jacoby
                                            -----------------------------------
                                            William H. Jacoby